Exhibit 99.1

Pediatric Services of America, Inc. Announces

First Quarter Results For Fiscal Year 2005

Norcross, GA. — (BUSINESS WIRE) — February 8, 2005 . . . Pediatric Services of America, Inc. (Nasdaq:PSAI) announces financial results for the first quarter of fiscal year 2005.

The highlights of PSAI’s Fiscal 2005 first quarter results include:

•	A year over year increase in quarterly net revenue of 7%

•	A year over year increase in diluted earning per share of 5%

•	A record number of nursing hours staffed – 791,000

•	Strong cash collections of $62.2 million

For the first quarter of fiscal 2005, net revenue increased 7% to $64,002,000 from $59,830,000 in the same period of fiscal year 2004. Operating income increased 14% to $3,485,000 for the first quarter of fiscal year 2005 as compared to $3,055,000 for the first quarter of fiscal year 2004. Net income was $1,749,000 for the first quarter of fiscal year 2005 as compared to net income of $1,573,000 for the first quarter of fiscal year 2004. Diluted net income per share was $0.23 in the first quarter of fiscal year 2005 as compared to $0.22 for the first quarter of fiscal year 2004.

“As evidenced by our seven percent increase in net revenue during the first quarter, we continue to see a significant demand for our services,” said Daniel J. Kohl, President and CEO of PSAI. “We are especially pleased with the results in our Nursing/PPEC segment, which recorded a record number of hours staffed, approximately 791,000 hours, and sequential revenue growth of $1.4 million, or five percent. With that said, we continue to evaluate our business strategy in a manner that will enable us to determine what course of action will best provide an appropriate long-term return on equity for PSAI shareholders.”

“As we move forward with our strategic evaluation, however, we fully intend to continue executing on our current business model, as we have done this quarter,” continued Mr. Kohl.”

The Company continues to expect that EPS, based upon operations from our current business segments, will be in the range of $0.52 to $0.56 per diluted share for fiscal 2005. To reiterate, this estimate considers the impact of a reduction in Medicare respiratory unit dose medication reimbursement effective January 1, 2005 of approximately $1.7 million, the impact of a Medicare oxygen reimbursement reduction previously estimated at approximately $0.7 million which has now been delayed, CEO transition costs of $0.4 million, and incremental Sarbanes Oxley Act’s Section 404 costs to achieve the initial attestation of $0.4 million.

Conference Call

A conference call to discuss these results has been scheduled for Tuesday February 8, 2005 at 11:00 a.m. ET. The dial-in number for all Participants is 800-374-1702. Note: To join the Q&A session, please press asterisk followed by 1. If you are unable to listen to the live broadcast, replays of the conference call will be available until March 8, 2005 by dialing 800-642-1687. To connect with the replay of the conference call, please refer to the Pediatric Services of America, Inc. Earnings Call, Passcode: 3293532#.

PSAI provides comprehensive pediatric home health care services through a network of over 120 branch offices in 21 states, including satellite offices and branch office start-ups. Through these offices PSAI provides a combination of services, including pediatric private duty nursing, pediatric day treatment centers (PPECs), pharmacy services and home medical equipment. Additional information on PSAI may be found on the Company’s website at http://www.psakids.com.

NOTE: This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to future financial performance of Pediatric Services of America, Inc. (the “Company”). When used in this press release, the words “may,” “targets,” “goal,” “could,” “should,” “would,” “believe,” “feel,” “expects,” “anticipate,” “estimate,” “intend,” “plan,” “potential” and similar expressions may be indicative of forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company’s control. The Company cautions that various factors, including the factors described hereunder and those discussed in the Company’s other filings with the Securities and Exchange Commission, as well as general economic conditions, industry trends, the Company’s ability to collect for equipment sold or rented, assimilate and manage previously acquired field operations, collect accounts receivable, including receivables related to acquired businesses and receivables under appeal, hire and retain qualified personnel and comply with and respond to billing requirements issues, including those related to the Company’s billing and collection system, nurse shortages, competitive bidding, HIPAA regulations, Average Wholesale Price (“AWP”) reductions, adverse litigation, workers’ compensation losses, availability and cost of medical malpractice insurance and reduced state funding levels and nursing hours authorized by Medicaid programs, and the impact of changes resulting from the recently enacted Medicare Act, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements of the Company made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Contact:	Pediatric Services of America, Inc.
Daniel J. Kohl, President/CEO
or
James M. McNeill, Sr. Vice President/CFO
(770) 441-1580
or
Brian Ritchie, Noonan/Russo
(212) 845-4269

PEDIATRIC SERVICES OF AMERICA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

	Three Months Ended December 31,
	2004	2003
	(Unaudited)	(Unaudited)
Net revenue	$64,002	$59,830
Costs and expenses:
Costs of goods and services	37,065	33,296
Other operating costs and expenses
Salaries, wages and benefits	11,070	10,222
Business insurance	1,536	1,983
Overhead	4,098	4,172

Other operating costs and expenses	16,704	16,377
Corporate, general and administrative
Salaries, wages and benefits	3,326	3,557
Business insurance	30	44
Professional services	804	520
Overhead	663	734

Corporate, general and administrative	4,823	4,855
Provision for doubtful accounts	893	1,383
Depreciation and amortization	1,032	864

Total costs and expenses	60,517	56,775

Operating income	3,485	3,055
Other income	—	4
Interest income	42	43
Interest expense	(603)	(532)

Income before income tax expense	2,924	2,570
Income tax expense	1,175	997

Net income	$1,749	$1,573

Net income per share data:
Basic	$0.25	$0.23

Diluted	$0.23	$0.22

Weighted average shares outstanding:
Basic	7,093	6,882

Diluted	7,446	7,251

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

	December 31, 2004	September 30, 2004
	(Unaudited)
Cash and cash equivalents	$4,831	$8,159
Accounts receivable, less allowance for doubtful accounts	41,997	40,403
Long-term obligations, net of current maturities	20,373	20,385
Total stockholders’ equity	68,855	66,451

	Nursing and PPEC	Pharmacy	Respiratory Therapy, Equipment & Services	Consolidated Total
Three Months Ended December 31, 2004
Net revenue	$28,861	$22,181	$12,960	$64,002

Costs of goods and services

Nursing and therapist salaries, wages, benefits and supplies	17,183	371	249	17,803
Pharmacy product and supplies	—	15,212	853	16,065
Intercompany allocations	—	—	—	—
Disposables and supplies	17	143	3,037	3,197

Total cost of goods and services	17,200	15,726	4,139	37,065
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	4,891	2,298	3,881	11,070
Business insurance	942	203	391	1,536
Overhead	1,709	820	1,569	4,098

Total operating costs and expenses	7,542	3,321	5,841	16,704

Provision for doubtful accounts	161	313	419	893
Depreciation	80	82	718	880

Branch office contribution margin	$3,878	$2,739	$1,843	$8,460

	Nursing and PPEC	Pharmacy	Respiratory Therapy, Equipment & Services	Consolidated Total
Three Months Ended December 31, 2003
Net revenue	$26,013	$21,668	$12,149	$59,830

Costs of goods and services

Nursing and therapist salaries, wages, benefits and supplies	15,252	240	245	15,737
Pharmacy product and supplies	2	13,823	821	14,646
Intercompany allocations	—	370	(370)	—
Disposables and supplies	21	167	2,725	2,913

Total cost of goods and services	15,275	14,600	3,421	33,296
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	4,841	1,681	3,700	10,222
Business insurance	1,278	239	466	1,983
Overhead	1,868	718	1,586	4,172

Total operating costs and expenses	7,987	2,638	5,752	16,377

Provision for doubtful accounts	334	381	668	1,383
Depreciation	83	47	593	723

Branch office contribution margin	$2,334	$4,002	$1,715	$8,051

	Three Months Ended December 31,
	2004	2003
Total profit for reportable segments	$8,460	$8,051

Corporate, general and administrative	(4,823)	(4,855)
Corporate depreciation and amortization	(152)	(141)
Other income	—	4
Interest income	42	43
Interest expense	(603)	(532)

Income before income tax expense	$2,924	$2,570

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